UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 12, 2011

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12
Austin, Texas 78758
(Address of principal executive offices, including zip code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (this “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K filed May 16, 2011 (the “Original Filing”), in which Active Power, Inc. (the “Company”) reported voting results for its Annual Meeting of Stockholders held on May 12, 2011, including the voting results for both the Company’s advisory vote to approve the compensation of the Company’s executive officers and the Company’s advisory vote on the frequency of future advisory votes on executive compensation (the “Frequency Proposal”). Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 16, 2011, the Company reported in the Original Filing that a plurality of the votes cast on the Frequency Proposal was cast in favor of conducting advisory votes on executive compensation annually.  At a meeting of the Company’s Board of Directors (the “Board”) held on July 21, 2011, after taking into consideration the stockholder vote on the Frequency Proposal and other factors, the Board determined that the Company will conduct advisory votes to approve the compensation of the Company’s executive officers on an annual basis.  Accordingly, the Company will include an advisory vote on executive compensation in its proxy materials every year until the next stockholder vote on the frequency of such votes is held, which will be no later than the Company’s 2017 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: July 26, 2011	By:	/s/ John Penver
John Penver
Chief Financial Officer